UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  December 30, 2004
                                                  -----------------------------

                        Capital Senior Living Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

     1-13445                                            75-2678809
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(Commission File Number)                      (IRS Employer Identification No.)

    14160 Dallas Parkway
    Suite 300
    Dallas Texas                              75254

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(Address of Principal Executive Offices)      (Zip Code)

                                 (972) 770-5600
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

     On December 30 and 31, 2004, GMAC Commercial Mortgage Corporation ("GMAC") funded loans to subsidiaries of Capital Senior Living Corporation ("Company") which refinanced loans on 14 senior housing properties of the Company. The aggregate amount of the GMAC loan facility, dated effective as of December 29, 2004, was $128,400,000 and refinanced loans on eight properties previously financed by GMAC and on six properties previously financed by three separate loan facilities with Key Corporate Capital, Compass Bank and Bank of America. The Company's total indebtedness related to these 14 properties remains approximately unchanged.

     The loans from GMAC financing the 14 properties each have a term of three years with two one-year extension options. The loans each have an initial interest rate of LIBOR plus 350 basis points and provide for reduced rates if certain debt service coverage ratios are achieved. The loans are payable monthly, with payments consisting of interest and principal based on a 25-year amortization schedule. The loans are secured by mortgages or deeds of trust on the properties, assignments of leases and contracts and other related collateral, and each loan is cross defaulted and cross collateralized with the other GMAC loans in the facility. Each loan is guaranteed by various related Company subsidiaries as well as by Capital Senior Living Corporation, the parent. The loans require compliance with typical representations and warranties and on-going covenants, including debt service coverage and occupancy covenants. Each property securing the loans can be released from the lien of the mortgage or deed of trust on that property provided that minimum debt service coverage ratios are maintained on the remaining properties in the GMAC loan facility. Within the next thirty days, the Company is required to purchase interest rate cap agreements or other interest rate pledge products to provide protection in case the base LIBOR rate increases above certain levels.

     As part of the refinancing, the Company entered into agreements with Key Corporate Capital providing for settlement of certain Treasury lock agreements relating to the Key Corporate Capital loans being repaid. Within the next year, the Company will have the option of paying the Treasury lock obligation in full or executing a five-year note for such payment.

Item 1.02     Termination of a Material Definitive Agreement.

              See Item 1.01

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

              See Item 1.01

Item 9.01     Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

                  No.      Exhibit Name
                  ---      ------------

     The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:

                 99.1     Press Release dated January 5, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 5, 2005                 Capital Senior Living Corporation


                                       By:   /s/ Ralph A. Beattie
                                       Name:  Ralph A. Beattie
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                  EXHIBIT INDEX

              Exhibit No.                 Exhibit Name
              -----------                 ------------

     The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:

                 99.1                     Press Release dated January 5, 2005

                                                                    Exhibit 99.1


[OBJECT OMITTED]   Capital
                   Senior
                   Living
                   Corporation


For Immediate Release                                 Contact: Ralph A. Beattie
                                                                   972/770-5600

           CAPITAL SENIOR LIVING CORPORATION ANNOUNCES THE REFINANCING
                        OF 14 SENIOR HOUSING PROPERTIES

DALLAS - (BUSINESS WIRE) - January 5, 2005 - Capital Senior Living Corporation (the "Company") (NYSE:CSU), one of the country's largest operators of senior living communities, announced the completion of the refinancing of 14 senior housing properties with GMAC Commercial Mortgage ("GMAC"). The total loan facility of $128.4 million refinanced eight properties previously financed by GMAC and six properties previously financed under three separate loan agreements with Key Corporate Capital, Compass Bank and Bank of America, which have been prepaid. The Company's total indebtedness remains approximately unchanged and $6.2 million of previously restricted cash has become available.

Eleven of the refinanced properties are either Waterford or Wellington models with an aggregate capacity of approximately 1,600 residents and the other three are properties that have been recently expanded or renovated with an aggregate capacity of approximately 800 residents. The loans financing the 14 properties have a term of three years with two one-year extension options.

Each of these loans has an initial interest rate of LIBOR plus 350 basis points and provides for reduced rates once certain debt service coverage ratios are achieved. Within the next thirty days, the Company intends to purchase interest rate caps to provide protection in case the base LIBOR rate increases above certain levels. The Company expects to realize a lower blended financing cost, including the cost of the interest rate caps, than the rates in the loans that were refinanced.

These interim loans provide time for the communities to stabilize and qualify for long-term fixed rate financing. Each property is available for release from the loan agreement at the Company's request provided that minimum debt service coverage ratios are maintained on the remaining pool of assets.

"We are pleased with the confidence that GMAC has in the senior housing industry, and our Company in particular," said James A. Stroud, Chairman of the Company. "This new loan agreement extends the maturity of the mortgage notes, reduces our average borrowing costs, and provides the Company time to season these communities for fixed-rate financing. GMAC was able to structure a flexible loan program which permits the Company to secure long-term loans as individual properties qualify for fixed-rate financing."

                                      MORE

CAPITAL Page 2

"This loan agreement represents approximately half of our total debt," added Lawrence Cohen, Chief Executive Officer, "and consolidating the loans with one lender greatly simplifies our capital structure. The refinancing also increases our available cash and eliminates numerous loan covenants in the prior agreements."

"This was a perfect transaction for us in a number of respects - the asset pool was of high quality and geographically diverse, performance trends were solid and Capital Senior is a long time client and a company we view as one of the top seniors housing operators in the country," commented William (Bill) E. Shine, Executive Vice President, GMAC Commercial Mortgage. "This transaction was an excellent opportunity to expand our relationship with a prominent industry leader."


ABOUT THE COMPANY

Capital Senior Living Corporation is one of the nation's largest operators of residential communities for senior adults. The Company's operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.

The Company currently operates 56 senior living communities in 20 states with an aggregate capacity of approximately 8,700 residents, including 41 senior living communities which the Company owns or in which the Company has an ownership interest, and 15 communities it manages for third parties. In the communities operated by the company, 85 percent of residents live independently and 15 percent of residents require assistance with activities of daily living.

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 or Matt Hayden, Hayden Communications, Inc. at 858-456-4533 for more information.

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